UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

May 17, 2011

NORTHROP GRUMMAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16411	80-0640469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1840 Century Park East, Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

(310) 553-6262

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On May 18, 2011, Northrop Grumman Corporation (the Company) held its annual meeting of shareholders at which the shareholders approved the Company’s 2011 Long Term Incentive Stock Plan (“2011 LTISP”), which was effective upon shareholder approval. The 2011 LTISP is described under Proposal 3 and filed as Exhibit A in the Company’s Definitive Proxy Statement on Schedule 14A for the 2011 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on April 8, 2011. The description of the 2011 LTISP is incorporated into this Item 5.02 by reference.

On May 17, 2011, the Compensation Committee of the Board of Directors of the Company took the following actions:

•

Approved an amendment to the terms and conditions of future stock option awards to provide that if an optionee reaches the Company’s mandatory retirement age of 65, the unvested portions of any outstanding stock option grants will continue to vest.

•

Approved bonuses for certain employees, including elected officers, for their significant contributions to the successful spin-off of the Company’s shipbuilding business. James F. Palmer, Corporate Vice President and Chief Financial Officer, and Sheila C. Cheston, Corporate Vice President and General Counsel, each received $250,000 for their contributions.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 18, 2011, the Board of Directors of the Company approved an amendment to its Restated Bylaws to replace the name “New P, Inc.” with the name “Northrop Grumman Corporation” in the title and in Article 1, Section 1.01, of the Restated Bylaws, effective March 30, 2011. A copy of the Restated Bylaws, as amended, is filed as Exhibit 3.1 to this Report.

Items 5.07.	Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Shareholders held on May 18, 2011, shareholders considered and approved Management’s five proposals, each of which is described in more detail in the Proxy Statement.

The results detailed below represent the final voting results as certified by the Inspector of Election:

Management’s Proposals

Proposal 1

The shareholders elected the following eleven directors to hold office until the 2012 Annual Meeting of Shareholders: Wesley G. Bush, Lewis W. Coleman, Victor H. Fazio, Donald E. Felsinger, Stephen E. Frank, Bruce S. Gordon, Madeleine A. Kleiner, Karl J. Krapek, Richard B. Myers, Aulana L. Peters and Kevin W. Sharer.

Director	For	Against	Abstain	Broker Non-Vote
Wesley G. Bush	233,839,887	2,091,542	693,978	21,297,979
Lewis W. Coleman	206,289,053	29,228,599	1,107,756	21,297,979
Victor H. Fazio	213,147,242	22,328,323	1,149,842	21,297,979
Donald E. Felsinger	203,827,778	31,672,759	1,124,870	21,297,979
Stephen E. Frank	192,009,856	43,556,653	1,058,899	21,297,979
Bruce S. Gordon	206,361,866	29,087,507	1,176,033	21,297,979
Madeleine A. Kleiner	232,005,062	3,585,502	1,034,844	21,297,979
Karl J. Krapek	206,359,237	29,120,739	1,145,432	21,297,979
Richard B. Myers	206,248,960	29,284,338	1,091,842	21,297,979
Aulana L. Peters	209,474,142	25,970,535	1,178,247	21,297,979
Kevin W. Sharer	229,495,193	5,919,559	1,210,388	21,297,979

Proposal 2

The appointment of Deloitte & Touche LLP as the Company’s independent auditor for fiscal year ending December 31, 2011 was ratified with a vote of 253,220,877 shares for, 4,041,087 shares against, and 661,424 abstentions.

Proposal 3

Approval of the Company’s 2011 Long Term Incentive Plan:

For	Against	Abstain	Broker Non-Vote
180,479,286	54,977,767	1,168,117	21,298,129

Proposal 4

Advisory vote on the Compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Vote
168,510,557	52,071,255	16,043,596	21,297,979

Proposal 5

Advisory vote on the preferred frequency of future advisory votes on compensation of the Company’s named executive officers:

1 Yr	2 Yrs	3 Yrs	Abstain	Broker Non-Vote
187,978,156	1,758,958	45,436,295	1,451,894	21,297,979

In addition, the Company has decided, consistent with the Board’s recommendation and the vote of shareholders, to submit a separate resolution on the compensation of executives to shareholders for an advisory vote annually in its proxy materials until the next required vote on the frequency of shareholder votes on the compensation of executives (which would be at the 2017 Annual Meeting of Shareholders unless presented earlier).

Shareholder Proposals

Proposal 6

Shareholder proposal regarding cumulative voting:

For	Against	Abstain	Broker Non-Vote
82,970,724	150,865,604	2,785,211	21,297,979

Proposal 7

Stockholder proposal regarding additional disclosure of political contributions:

For	Against	Abstain	Broker Non-Vote
80,231,121	130,508,722	25,880,413	21,299,263

Proposal 8

Shareholder proposal regarding shareholder action by written consent:

For	Against	Abstain	Broker Non-Vote
127,175,510	107,267,107	2,178,924	21,297,979

The Chairman of the Board of Directors noted that the Board of Directors will carefully consider the inputs of the shareholders.

(d) Exhibits

Exhibit 3.1    Restated Bylaws of Northrop Grumman Corporation, as amended March 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION

May 23, 2011 (Date)	By:	/s/ Jennifer C. McGarey
(Signature)
Jennifer C. McGarey Corporate Vice President and Secretary